Exhibit 99.1

Individual Trustees
Gary C. Evans
Thomas H. Owen, Jr.
Jeffrey S. Swanson

TEL OFFSHORE TRUST

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., CORPORATE TRUSTEE

919 CONGRESS AVENUE / (512) 236-6599 / AUSTIN, TEXAS 78701

TEL OFFSHORE TRUST PROVIDES UPDATE ON PROBATE PROCEEDING

AUSTIN, TEXAS.  September 19, 2014 — TEL OFFSHORE TRUST.  As previously disclosed by the TEL Offshore Trust (the “Trust”) in a press release dated July 10, 2014, The Bank of New York Mellon Trust Company, N.A., as Corporate Trustee, and Gary C. Evans, Jeffrey S. Swanson and Thomas H. Owen, Jr., as Individual Trustees (collectively, the “Trustees”), filed a Petition for Modification and Termination of Trust (the “Petition”) with the Probate Court of Travis County, Texas (the “Court”), in Cause No. C-1-PB-14-001245 (the “Probate Proceeding”).

The Trust is providing the following Frequently Asked Questions (“FAQs”) to provide additional information regarding the Probate Proceeding.

1.                                      What is the purpose of the Probate Proceeding?

The Petition requests the Court to modify the TEL Offshore Trust Agreement (the “Trust Agreement”) to (1) allow for the termination of the Trust by a court order, and (2) allow the Trustees, as necessary to fulfill the purposes of the Trust and, without the approval of the Trust’s unitholders, to (a) sell all or any portion of the Trust’s interest in the TEL Offshore Partnership (the “Partnership”) or any other assets of the Trust, (b) exercise their rights to dissolve the Partnership, or (c) cause the Partnership to sell the remaining overriding royalty interest owned by the Partnership.

The goals in filing the Probate Proceeding are to permit the Trustees to direct the Partnership to sell the remaining overriding royalty interest held by the Partnership; to distribute the net proceeds, if any, resulting from such sale, after the payment of the Trust’s liabilities and expenses, to the Trust’s unitholders; and, to thereafter terminate the Partnership and the Trust.  There can be no assurances whether the Court will grant the requested relief, and if such relief is granted, when such actions will be completed.  In addition, if the Court does grant the requested relief, there can be no assurance as to the amount, if any, of the net proceeds that will be available for distribution to the Trust’s unitholders.

2.                                      Why am I receiving the Citation - Personal - Probate?

The Trust’s unitholders are beneficiaries of the Trust.  Under Texas law the beneficiaries of the Trust are necessary parties to the Probate Proceeding.  Therefore, the Trustees are required to serve the Petition on the Trust’s unitholders.

3.                                      Are the Trustees suing me personally and are they seeking any money or damages from me?

The Trustees are not seeking a finding of any liability against any of the Trust’s unitholders.  They are not seeking any money or damages from any of the Trust’s unitholders.  It is not the purpose of the Probate Proceeding to seek any recovery from the Trust’s unitholders.  The Trustees will not obtain a judgment against the Trust’s unitholders.

4.                                      Where can I find additional information?

The Trust will continue to provide information regarding the status of the Probate Proceeding in its filings with the Securities and Exchange Commission (“SEC”) and, to the extent appropriate, will issue press releases providing additional information regarding the Probate Proceeding. All documents that are filed in the Probate Proceeding and all of the Trust’s future filings with the SEC during the Probate Proceedings can be viewed at: www.andrewskurth.com/teloffshoretrust.

THE FOREGOING DOES NOT, AND IS NOT INTENDED TO, CONSTITUTE LEGAL ADVICE TO YOU, AND NEITHER THE TRUST, THE TRUSTEES NOR THEIR COUNSEL MAY PROVIDE YOU WITH ANY LEGAL OR TAX ADVICE REGARDING TRUST OR THE PROBATE PROCEEDING.  IF YOU WISH TO OBTAIN SUCH LEGAL OR TAX ADVICE, YOU SHOULD CONTACT AN ATTORNEY OR ADVISOR OF YOUR CHOICE.

Forward-Looking Statements

These FAQs contain forward-looking statements that involve risks and uncertainties, including statements regarding the Probate Proceeding and the possible outcome of the Probate Proceeding.  These forward-looking statements are subject to risks and uncertainties which may cause the actual outcomes or results to vary from those indicated in the forward-looking statements.  These risks and uncertainties include any adverse claims or motions that may be asserted in the Probate Proceeding.  These risks and other factors are described in Item 1A of Part I of the Trust’s Form 10-K for the year ended December 31, 2013, in Item 1A of Part II of the Trust’s Form 10-Q for the quarter ended June 30, 2014 as well as other risks identified from time to time in the Trust’s reports on Form 10-Q and Form 8-K as filed with the SEC.

The Bank of New York Mellon Trust Company, N.A.

AS CORPORATE TRUSTEE

CONTACT: Michael J. Ulrich

(512) 236-6599